UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 13, 2003



                        Commission File Number 001-14135
                                 OMI CORPORATION


             (Exact name of Registrant as specified in its charter)

        Marshall Islands                                             52-2098714
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)

                              Registrant's Address:
                                One Station Place
                           Stamford, Connecticut 06902

        Registrant's telephone number including area code: (203) 602-6700

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

99 Press release dated October 13, 2003 announcing that OMI Corporation (the "Company") has exercised an option to construct a sixth 37,000 dwt ice-class 1A product carrier to be delivered in 2005, has entered into five year time charters for the fifth and sixth product carriers on order and extended two time charters that were to expire in 2004 for another year .


Item 9.  Regulation FD Disclosure

         On October 13, 2003, OMI issued a press release announcing that OMI has exercised an option to construct a sixth 37,000 dwt ice-class 1A product carrier to be delivered in 2005, has entered into five year time charters for the fifth and sixth product carriers on order and extended two time charters that were to expire in 2004 for another year.


A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            OMI CORPORATION ANNOUNCES
               CONSTRUCTION OF ADDITIONAL VESSEL AND TIME CHARTERS



Date:    October 13, 2003              By: /s/Craig H. Stevenson, Jr.
         ---------------------------       -----------------------------------
                                           Craig H. Stevenson, Jr. Chairman of
                                           the Board and Chief Executive Officer



 Date:   October 13, 2003              By: /s/Kathleen C. Haines
         ---------------------------        -----------------------------------
                                            Kathleen C. Haines
                                            Senior Vice President,
                                            Chief Financial Officer and
                                            Treasurer


                                  EXHIBIT INDEX

The following Exhibit is being filed with this report.

Exhibit No.      Description
----------       -----------

99 OMI Corporation press release dated October 13, 2003, announcing that OMI has exercised an option to construct a sixth 37,000 dwt ice-class 1A product carrier to be delivered in 2005, has entered into five year time charters for the fifth and sixth product carriers on order and extended two time charters that were to expire in 2004 for another year.